                             RENEWAL REVOLVING NOTE


$6,000,000                                                     December 15, 1995

         For value received, the undersigned, GARGOYLES, INC., ("Borrower"), promises to pay to the order of U. S. BANK OF WASHINGTON, NATIONAL ASSOCIATION ("U. S. Bank"), at its principal place of business, 1420 Fifth Avenue, Seattle, Washington 98101, or such other place or places as the holder hereof may designate in writing, the principal sum of Six Million Dollars ($6,000,000) or so much thereof as advanced by U. S. Bank in lawful, immediately available money of the United States of America, in accordance with the terms and conditions of that certain credit agreement dated March 22, 1995, as amended by that certain second amendment to credit agreement of even date herewith ("Second Amendment") by and between Borrower and U. S. Bank (together with all supplements, exhibits, amendments and modifications thereto, the "Credit Agreement"). Borrower also promises to pay interest on the unpaid principal balance hereof, commencing as of the first date of an advance hereunder, in like money in accordance with the terms and conditions, and at the rate or rates provided for in the Credit Agreement. All principal, interest, and other charges are due and payable in full on March 22, 1997.

         Borrower and all endorsers, sureties, and guarantors hereof jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note except such notices as are specifically required by this Note or by the Credit Agreement, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by U. S. Bank. Borrower and all endorsers, sureties, and guarantors hereof (1) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by
U. S. Bank with respect to the payment or other provisions of this Note and the Credit Agreement; (2) consent to the release of any property now or hereafter securing this Note with or without substitution; and (3) agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them and without affecting their liability hereunder.

         This Note is the Renewal Revolving Note referred to in the Second Amendment to Credit Agreement and as such is entitled to all of the benefits and obligations specified in the Credit Agreement, including but not limited to any

Collateral and any conditions to making advances hereunder. Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the repayment of this Note and the acceleration of the maturity hereof.

                                 GARGOYLES, INC., a Washington corporation



                                 By:   /s/ Steven R. Kingma
                                    -----------------------------------
                                 Title:   Chief Financial Officer
                                       --------------------------------

                                      -2-